UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 22, 2004

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida

33607

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure

At the Annual Meeting of Stockholders of Walter Industries, Inc. (the “Company”), held on April 22, 2004 the stockholders approved two amendments to the Company’s Amended and Restated Certificate of Incorporation.  The Amended and Restated Certificate of Incorporation, as approved by the stockholders on April 22, 2004 is filed herewith as Exhibit 99.1

On April 23, 2004 the Company issued the press release filed herewith as Exhibit 99.2 announcing the purchase by the Company of 2,000,000 shares of Company stock owned by certain affiliates of Kohlberg Kravis Roberts & Co. for $12.50 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Victor P. Patrick
	Title:	Victor P. Patrick
Sr. Vice President, General Counsel
and Secretary

Date: April 26, 2004

Exhibit Index

(99.1) Amended and Restated Certificate of Incorporation of Walter Industries, Inc.

(99.2) Press Release dated April 23, 2004